UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 26, 2018

Date of Report (Date of earliest event reported)

THE GREATER CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	333-218854	30-0842570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Walker Avenue, Suite 101

Baltimore, MD

21208

(Address of Principal Executive Offices)

(443)738-4051

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors

Effective September 24, 2018, the Company’s board of directors appointed David Tavor as a director of the Company. Mr. Tavor does not have any family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There is no arrangement or understanding pursuant to which Mr. Tavor was appointed as a member of the Board. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K, except for the Exchange Transaction. It is contemplated that Mr. Tavor may serve on certain committees of the Board, but no such committee appointments have been made at this time.

About David Tavor:

Mr. Tavor has more than 18-years experience serving as General Manager and founder of companies in different areas: Pharmaceutical (Cure Medical; manufacturing and marketing of Intra-Venus solutions including for dialysis), Biotech (Minapro; cultivation and marketing of Micro Algae for Anti-aging; Anti-oxidants, Cosmetics and fish and shrimps industries), Clean-tech (Jet; treating industrial and cowsheds waste waters), Natural products (Hadas Natural Products; production and marketing of natural food additives and vitamins), and Medical Device companies (Fluorinex Active; manufacturing and marketing of Oral Care products for Anti-carries, Desensitizing, Teeth Fluoridation and Whitening).

Mr. Tavor has extensive experience in conducting negotiations abroad and preparing and implementing business plans. He is experienced in business development, sales and marketing, fundraising, senior management, patent registration and regulation, and managed companies “from idea to market”. Prior to that, Mr. Tavor served as the representative of the United Israel Appeal in Melbourne, Australia for four years. For the first 23 years of his career, Mr. Tavor served as a fighter pilot and a commander in the Israeli Air Force and retired with the rank of Colonel.

Mr. Tavor holds an MBA, and MA in Political Science and National Defense studies from Haifa University, Israel.

Item 7.01 Regulation FD Disclosure.

On September 24, 2018, the Company released a press release in respect of Mr. Tavor’s appointment to its board of directors. A copy of the presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

99.1 Press Release announcing David Tavor’s appointment to the Company’s board of directors on September 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREATER CANNABIS COMPANY, INC.
a Florida corporation

Dated: September 27, 2018	By:	/s/ Aitan Zacharin
Chief Executive Officer and Director